                                             ENTERGY POWER UK plc AND SUBSIDIARIES
                                              CONSOLIDATED BALANCE SHEET
                                                       March 31, 1997
                                                           ASSETS

                                             Adjustments to Reflect Proposed Transaction
                                              Before          Adjustment   As
                                              Transaction                  Adjusted
Current Assets:
 Cash and cash equivalents:
 Cash                                            $17,104,794             17,104,794
 Temporary cash investments - at cost
    which approximates market                     56,585,710             56,585,710
                                                 -----------             ----------
      Total cash and cash equivalents             73,690,504             73,690,504
Notes receivable                                   7,696,877              7,696,877
Accounts receivable:
 Customer                                        254,097,670            254,097,670
 Other                                            50,279,357             50,279,357
 Accrued unbilled revenues                       153,955,697            153,955,697
Materials and supplies - at average cost           1,983,447              1,983,447
Prepayments and other                             72,848,969             72,848,969
                                                 -----------            -----------
           Total                                 614,552,521            614,552,521
                                                 -----------            -----------
Other Property and Investments:
 Non-regulated investments                        14,991,468             14,991,468
                                                 -----------            -----------
           Total                                  14,991,468             14,991,468
                                                 -----------            -----------
Utility Plant:
 Electric                                      3,010,148,738          3,010,148,738
 Construction work in progress                    11,959,086             11,959,086
                                               -------------          -------------
           Total                               3,022,107,824          3,022,107,824
Less - accumulated depreciation
          and amortization                       813,332,506            813,332,506
                                               -------------          -------------
           Utility plant - net                 2,208,775,318          2,208,775,318
                                               -------------          -------------
Deferred Debits and Other Assets:
 Distribution License (Net)                    1,541,414,364          1,541,414,364
 Other                                            10,678,097             10,678,097
                                               -------------          -------------
           Total                               1,552,092,461          1,552,092,461
                                               -------------          -------------

           TOTAL                              $4,390,411,768         $4,390,411,768
                                              ==============         ==============

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

            ENTERGY POWER UK plc AND SUBSIDIARIES
                 CONSOLIDATED BALANCE SHEET
                       March 31, 1997
               LIABILITIES AND CAPITALIZATION

                                                 Adjustments to Reflect Proposed Transaction
                                       Before Transaction      Adjustments    As Adjusted

Current Liabilities:
 Notes payable                                 $232,677,752                     232,677,752
 Accounts payable                               306,706,706                     306,706,706
 Customer deposits                               22,497,026                      22,497,026
 Taxes accrued                                  122,213,847                     122,213,847
 Interest accrued                                20,674,892                      20,674,892
 Other                                            5,407,525                       5,407,525
                                               ------------                    ------------
           Total                                710,177,748                     710,177,748
                                               ------------                    ------------

Deferred Credits and Other Liabilities:
 Accumulated deferred income taxes              925,499,074                     925,499,074
 Other                                          253,299,301                     253,299,301
                                               ------------                    ------------
           Total                              1,178,798,375                   1,178,798,375
                                              -------------                   -------------
Capitalization:
 Common stock                                   391,875,161                     391,875,161
 Retained earnings                               15,639,304                      15,639,304
 Cumulative foreign currency
   translation adjustment                         2,459,962                       2,459,962
                                               ------------                     -----------
           Total common
             shareholders' equity               409,974,427                     409,974,427
 Minority interest in preferred securities                    250,000,000       250,000,000
 Long-term debt                               2,091,461,218  (250,000,000)    1,841,461,218
                                              -------------                   -------------
           Total                              2,501,435,645                   2,501,435,645
                                              -------------                   -------------

           TOTAL                            $ 4,390,411,768                  $4,390,411,768
                                            ===============                  ==============

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

       ENTERGY POWER UK plc AND SUBSIDIARIES
          CONSOLIDATED  INCOME STATEMENT
  for the period from October 9, 1996 (date of inception)
                to March 31, 1997


Operating Revenues                         $379,168,075

Operating Expenses                          343,867,995
                                           ------------
Operating Income                             35,300,080
                                           ------------
Other (Income) Expense:
Interest Expense                             25,560,263
Interest Income                              (6,157,507)
Other Income - net                           (7,444,920)
                                           -------------
  Total                                      11,957,836
                                           -------------

Income before taxes                          23,342,244

Income Taxes                                  7,702,940
                                           ------------

Net Income                                  $15,639,304
                                           ============

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